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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-62890) and related Prospectus of Lynx Therapeutics, Inc. for the registration of 2,164,434 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the consolidated financial statements of Lynx Therapeutics, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                                          /s/ Ernst & Young LLP




Palo Alto, California

August 22, 2001